Freeport-McMoRan Announces Framework for
Agreement with Indonesian Government Regarding
Long-Term Operating Rights for PT Freeport Indonesia

PHOENIX, AZ, August 29, 2017 - Freeport-McMoRan Inc. (NYSE: FCX) today provided an update on PT Freeport Indonesia's (PT-FI) negotiations with the Indonesian Government regarding PT-FI’s long term operating rights.
FCX and the Government of Indonesia have reached an understanding on a framework to support PT-FI's long-term investment plans in Papua. This framework, which will require definitive documentation and FCX Board and partner approvals, includes the following key terms:

•	PT-FI will convert its Contract of Work to a special license (IUPK) which will provide PT-FI with long-term operating rights through 2041.

•	The Government will provide certainty of fiscal and legal terms during the term of the IUPK.

•	PT-FI will commit to construct a new smelter in Indonesia within five years.

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FCX will agree to divest its ownership in PT-FI at fair market value so that Indonesia interests own 51 percent of PT-FI's shares. The timing and process of divestment is being discussed with the Government. The divestment will be structured so that FCX will retain control over operations and governance of PT-FI.

Richard C. Adkerson, President and Chief Executive Officer, said: "We are pleased to announce an agreed framework to support our ongoing operations and investment program in Papua. Reaching this understanding on the structure of a mutual agreement is significant and positive for all stakeholders. Important work remains on documenting this agreement and we are committed to completing the documentation as soon as possible during 2017."
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is the world’s largest publicly traded copper producer.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America. Additional information about FCX is available on FCX’s website at “fcx.com.”

Cautionary Statement Regarding Forward-Looking Statements:  This press release contains forward-looking statements, which are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” ”potential" and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or

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assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include FCX's ability to secure regulatory approvals, the outcome of ongoing discussions with the Indonesian Government regarding PT-FI’s long-term operating rights and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2016, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX’s subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
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